Exhibit 10.1

 Conformed Copy

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Agreement”) is made by and among Rambus Inc., a Delaware corporation (“Rambus”), on the one hand, and Samsung Electronics Co., Ltd., a corporation organized under the laws of Korea (“Samsung Electronics”), Samsung Electronics America, Inc., a Delaware corporation, Samsung Semiconductor, Inc., a California corporation and Samsung Austin Semiconductor, L.P., a Texas limited partnership (collectively, “Samsung,” with Rambus and Samsung each being a “Party” and together the “Parties”), on the other hand, effective as of January 19, 2010 (the “Effective Date”).

WHEREAS, Samsung and its Subsidiaries (as defined in Article 1) are and will continue to be engaged in the manufacture, use, sale and/or importation of various products and devices, including but not limited to memory products and memory interface technologies (collectively, the “Samsung Products”), which utilize diverse and varied technologies;

WHEREAS, Rambus and/or its Subsidiaries have and will continue to have rights under Patents (as defined in Article 1), including but not limited to the right to license such Patents to third parties (collectively, all such patents are the “Rambus Patents”), covering diverse and varied technologies;

WHEREAS, the Parties are currently parties to a number of Disputes (as defined in Article 1) relating to the Samsung Products and the Rambus Patents, including but not limited to disputes as to whether claims of Rambus Patents are infringed by Samsung Products, and disputes relating to the validity, enforceability and use of certain Rambus Patents, and the Antitrust Litigation (as defined in Article 1);

WHEREAS, the Parties acknowledge that the Disputes have been costly, not only in terms of the out-of-pocket costs incurred by each of them, but also in terms of management time and other resources devoted to such efforts;

WHEREAS, the Parties recognize that, without this Agreement, given the diversity of claims of the Rambus Patents, and the breadth of technologies utilized by the Samsung Products, Rambus could, after the Effective Date, assert that other claims of Rambus Patents are infringed by Samsung Products, and that such disputes, if they were to occur would involve similar costs and business disruptions;

WHEREAS, the Parties recognize that litigation of the Disputes, and of other disputes that may arise between them after the Effective Date, is inherently uncertain, and is subject to certain risks, including but not limited to (a) whether the Rambus Patents, including Patents which are known to Samsung but which to date have not been asserted against Samsung, are determined to be valid, enforceable and infringed in various trial and appellate court, Patent and Trademark Office and International Trade Commission proceedings, and (b) whether Rambus prevails in various other court or regulatory proceedings, such as the Antitrust Litigation, and that such events are subject to various possible outcomes;

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

WHEREAS, the Parties desire to eliminate the risks associated with such litigation and to enter into a comprehensive resolution to compromise, settle and release the Disputes, and to compromise, resolve and avoid other disputes that may arise after the Effective Date with respect to the Samsung Products and the Rambus Patents;

WHEREAS, as part of the comprehensive resolution of other disputes that may arise after the Effective Date with respect to the Samsung Products and the Rambus Patents, Rambus and its Subsidiaries desire to grant Samsung and its Subsidiaries a license to certain of the claims of the Rambus Patents from the Effective Date for a limited term, and to grant Samsung and its Subsidiaries a fully paid-up license for certain of the Samsung Products to certain of the claims of the Rambus Patents, and Samsung and its Subsidiaries desire to grant Rambus and its Subsidiaries a license to certain of the claims of the Samsung Patents;

WHEREAS, the Parties acknowledge that in resolving the Disputes, and other disputes that may arise after the Effective Date, each of them is giving up the possibility of more favorable outcomes in exchange for the promises and covenants it will receive under this Agreement, and the other agreements contemplated hereby, to ensure that they do not ultimately face less favorable outcomes and to avoid the costs, delays and disruptions associated with litigation, and that such promises and covenants represent a package, and are not intended to be severable from each other; in particular, (a) Samsung is receiving a full and final release of the claims asserted against it in the Disputes, and securing a license to claims of the Rambus Patents in exchange for making the license and other payments, and entering into the other agreements, described herein, and (b) Rambus is receiving the Comprehensive Resolution Payments (as defined in Article 1), and the benefit of the other agreements described herein, in exchange for granting the releases and licenses, and entering into the other agreements, described herein;

WHEREAS, the Parties acknowledge that it is therefore essential that their respective obligations under this Agreement and the other agreements described herein be certain and not subject to collateral attack, or otherwise subject to change or modification except on the terms expressly set forth therein; and

WHEREAS, this Agreement is entered into for the purpose of settlement and compromise only;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, Rambus and Samsung agree as follows:

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article 1

Definitions

In addition to the terms defined in other parts of this Agreement, the following terms used herein with initial capital letters shall have the respective meanings specified in this Article 1.

1.1           Agreement.  The term “Agreement” has the meaning set forth in the introductory paragraph.

1.2           Antitrust Litigation.  The term “Antitrust Litigation” means the matter entitled Rambus Inc. v. Micron Technology Inc. et al., No. 04-431105 (Supr. Ct. Cal., San Fran. Filed May 5, 2004).

1.3           Comprehensive Resolution Agreements.  The term “Comprehensive Resolution Agreements” means this Agreement, the License Agreement, the Stock Purchase Agreement, and the MOU.

1.4           Comprehensive Resolution Payments.  The term “Comprehensive Resolution Payments” means the Initial Payment and the License Payments.

1.5           Control.  The term “Control” (including “Controlled” and other forms) of an entity means (a) beneficial ownership (whether directly or indirectly through entities or other means) of more than fifty percent (50%) of the outstanding voting securities of that entity or (b) in the case of an entity that has no outstanding voting securities, having the power (whether directly or indirectly through entities or other means) presently to designate more than fifty percent (50%) of the directors of a corporation, or in the case of unincorporated entities, of individuals exercising similar functions.  Notwithstanding the foregoing sentence, where Samsung has fifty percent (50%) of such beneficial ownership or power to designate with respect to any other entity, Samsung shall be deemed to “Control” such other entity if such other entity is part of the “Samsung Group of Companies” and such entity is lawfully registered under a corporate name, and lawfully operates and generally and routinely conducts its business under a corporate name, that includes “Samsung,” provided that, such entity agrees in a writing, delivered to both Parties within thirty (30) days of the Effective Date (or if later, within thirty (30) days after formation of such entity), to be bound by all applicable terms and conditions of this Agreement.

1.6           DDR/DDR2 Controller Products.  The term “DDR/DDR2 Controller Products” means any controllers capable of interfacing with and controlling any DDR/DDR2 Products.

1.7           DDR/DDR2 SDRAM Products.  The term “DDR/DDR2 SDRAM Products” means double data rate (DDR), double data rate2 (DDR2), graphics double data rate (GDDR) and graphics double data rate2 (GDDR2) synchronous dynamic random access memory (SDRAM) chips as well as any mobile or low power versions of any such chips.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.8           Delaware Litigation.  The term “Delaware Litigation” means the matter entitled Samsung Electronics Co., Ltd. et al v. Rambus Inc., No. 6081113 (Del. Chan. Filed June 23, 2005).

1.9           Disputes.  The term “Disputes” means the Patent Litigation, the Antitrust Litigation, the Virginia Litigation, the Delaware Litigation and the Patent Actions, and any and all disputes related thereto.

1.10          Effective Date.  The term “Effective Date” has the meaning set forth in the introductory paragraph.

1.11          Effective Time Period.  The term “Effective Time Period” has the meaning set forth in Section 3.1(b).

1.12          Excluded Entity.  The term “Excluded Entity” means Micron Technology, Inc., Micron Semiconductor Products, Inc., Micron Electronics, Inc., Hynix Semiconductor Inc., Hynix Semiconductor America, Inc., Hynix Semiconductor Manufacturing America Inc., Hynix Semiconductor U.K. Ltd., Hynix Semiconductor Deutschland GmbH, Nanya Technology Corporation, Nanya Technology Corporation U.S.A. and NVIDIA Corporation.

1.13          Initial Payment.  The term “Initial Payment” has the meaning set forth in Section 2.1.

1.14          License Agreement.  The term “License Agreement” has the meaning set forth in Section 3.1.

1.15          License Payments.  The term “License Payments” has the meaning set forth in Section 2.3.

1.16          Licensed Product.  The term “Licensed Product” has the meaning set forth in the License Agreement.

1.17          MOU.  The term “MOU” has the meaning set forth in Section 3.3.

1.18          Other Products.  The term “Other Products” means single data rate (SDR), double data rate 3 (DDR3), graphics double data rate 3 (GDDR3), graphics double data rate 4 (GDDR4) and graphics double data rate 5 (GDDR5) synchronous dynamic random access memory (SDRAM) chips, as well as single data rate (SDR) synchronous graphics random access memory (SGRAM) chips, as well as any mobile or low power versions of any such chips and any controllers capable of interfacing with and controlling any of the foregoing.

1.19          Party.  The terms “Party” and “Parties” have the meanings set forth in the introductory paragraph.

1.20          Patent Actions.  The term “Patent Actions” means all United States Patent and Trademark Office reexamination proceedings, actions or challenges filed, requested or supported by Samsung with respect to any Rambus Patents as of the Effective Date, including without limitation reexaminations of U.S. Patent numbers 6,038,195, 6,182,184, 6,266,285, 6,314,051, 6,324,120, 6,378,020, 6,426,916, 6,452,863, 6,546,446, 6,584,037, 6,697,295, 6,715,020, and 6,751,696.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

1.21          Patent Litigation.  The term “Patent Litigation” means the matters entitled Rambus Inc. v. Samsung Electronics Co., Ltd., et al., No. C-05-02298 (N.D. Cal. Filed June 6, 2005) and Rambus Inc. v. Hynix Semiconductor Inc., et al., No. C-05-00334 (N.D. Cal. Filed Jan. 25, 2005).

1.22          Patents.  The term “Patents” means patents and utility models and applications therefor, including without limitation all continuations, continuations-in-part and divisionals thereof, in all countries of the world that are owned by the applicable Party.

1.23          Rambus.  The term “Rambus” has the meaning set forth in the introductory paragraph.

1.24          Rambus Patents.  The term “Rambus Patents” has the meaning set forth in the Recitals.

1.25          Release Date.  The term “Release Date” means February 4, 2010.

1.26          Samsung.  The term “Samsung” has the meaning set forth in the introductory paragraph.

1.27          Samsung Electronics.  The term “Samsung Electronics” has the meaning set forth in the introductory paragraph.

1.28          Samsung Patents.  The term “Samsung Patents” means Patents as to which Samsung has rights.

1.29          Samsung Products.  The term “Samsung Products” has the meaning set forth in the Recitals.

1.30          Stock Purchase Agreement.  The term “Stock Purchase Agreement” has the meaning set forth in Section 3.2.

1.31          Subsidiary.  The term “Subsidiary” means any entity Controlled by a Party, but such entity shall be deemed to be a Subsidiary only so long as such Control exists.  For the avoidance of doubt, in the case of Samsung, the term “Subsidiary” shall include all of the entities described in the last sentence of Section 1.5 so long as the Control described therein exists.

1.32          Third Party.  The term “Third Party” means any entity that is not a Party or a Subsidiary of a Party on the Effective Date.

1.33          Virginia Litigation.  The term “Virginia Litigation” means the matter entitled Samsung Electronics Co., Ltd. v. Rambus Inc., No. 3:05cv406 (E.D. Va. Filed June 7, 2005).

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article 2

Comprehensive Resolution Payments

2.1           Initial Payment.  As a condition to the effectiveness of the releases and covenants not to sue set forth in Article 4 and the Parties’ obligations under Section 4.8, Samsung Electronics will, on or before January 22, 2010 pay Rambus the sum of One Hundred Million Dollars (US $100,000,000) and will, on or before the Release Date, pay Rambus the sum of One Hundred Million Dollars (US $100,000,000) (collectively, the “Initial Payment”).

2.2           Allocation of Initial Payment.  The Parties agree to allocate the Initial Payment in accordance with the following, which they acknowledge represents a reasonable estimated allocation of the Initial Payment to Rambus’s claims under the Disputes:

(a)           [***] shall be deemed to be paid in consideration for [***];

(b)           [***] shall be deemed to be paid in consideration for [***]; and

(c)           [***] shall be deemed to be paid in consideration for [***].

2.3           License Payments.  As described more fully in the License Agreement and as an integral part of the overall consideration received by Rambus in respect of its releases and covenants not to sue under Article 4, and its other obligations under the Comprehensive Resolution Agreements, over the next five (5) years Samsung Electronics will pay Rambus aggregate license fees of Five Hundred Million Dollars (US $500,000,000), subject to certain adjustments and conditions as described in the License Agreement (the “License Payments”).  In the event that Samsung fails to pay any License Payment (and fails to cure such failure within the time period provided for in Section 6.2 of the License Agreement), Samsung will pay to Rambus Five Hundred Million Dollars (US $500,000,000), less the aggregate License Payments previously paid by Samsung and retained by Rambus, as part of the overall consideration received by Rambus under the Comprehensive Resolution Agreements, in order for Rambus to receive the full amount of the overall consideration intended to be received in respect of its releases, covenants not to sue, and other obligations under the Comprehensive Resolution Agreements.  Samsung will apply such amounts to the Quarterly Base Payments due under the License Agreement.

2.4           No Refunds.  Once made, any Comprehensive Resolution Payment shall not be refunded or refundable to Samsung for any reason except as may be required pursuant to Section 3.3 of the License Agreement.  Notwithstanding the foregoing, in case of clerical error with respect to any payment made under the License Agreement, the Parties agree to remedy any such error through proper payment adjustments.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

2.5           Currency.  All Comprehensive Resolution Payments shall be made in United States dollars.

2.6           Wire Instructions.  The Initial Payment shall be made by wire transfer to Rambus as follows:

Rambus Inc. Account: [***]

All other Comprehensive Resolution Payments shall be made in accordance with the terms of the applicable Comprehensive Resolution Agreement.

2.7           Taxes.  If the Korean government imposes any withholding tax on any Comprehensive Resolution Payments, such tax shall be borne by Rambus.  Samsung agrees, at its reasonable discretion, to assist Rambus in its efforts to minimize Rambus’ tax liability.  Samsung shall withhold the amount of any such taxes levied on such payments to Rambus imposed by the Korean government, shall promptly effect payment of the taxes so withheld to the Korean tax office, and Samsung shall send to Rambus the official certificate of such payment in a form reasonably sufficient to enable Rambus to support a claim for a foreign tax credit with respect to any such taxes so withheld.

Article 3

Other Agreements

Concurrent with the execution and delivery of this Agreement, and as an integral part of the overall consideration received by the Parties in respect of their releases, covenants not to sue, and other obligations under the Comprehensive Resolution Agreements, the Parties and/or their Subsidiaries shall enter into or deliver the following agreements or documents.  For the avoidance of doubt, the MOU described in Section 3.3 is non-binding to the Parties and, while the existence and execution thereof are an integral part of the overall consideration, the contents therein represent solely the understanding between the Parties regarding certain business and technology collaborations, and the failure to enter into any definitive agreement contemplated thereby shall not constitute failure in the consideration hereunder or under any of the other Comprehensive Resolution Agreements.

3.1           License Agreement.  Rambus and Samsung Electronics shall enter into the License Agreement in the form attached hereto as Exhibit A (the “License Agreement”), pursuant to which Rambus shall grant Samsung licenses under Rambus Applicable Patent Claims, and Samsung will grant to Rambus licenses under Samsung Applicable Patent Claims, as defined in the License Agreement, on the terms set forth therein.

(a)           The Parties acknowledge that the licenses granted under the License Agreement are in respect of claims under multiple Rambus Patents and multiple Samsung Patents, respectively, so that the Parties’ rights and obligations under the License Agreement, are not dependent upon the validity or enforceability of specific Rambus Patents or specific Samsung Patents, or upon any specific use of such patents permitted under the License Agreement.  Specifically, Samsung acknowledges that the License Agreement covers a broad array of Rambus Patent claims, and agrees to make the full amount of the Comprehensive Resolution Payments regardless of whether any of the Rambus Patents is determined not to be infringed by any particular Licensed Product or a court or United States, European, or other patent office determines any Rambus Patent to be invalid or unenforceable in any reexamination, action or other proceeding.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)           Each Party acknowledge that its assessment of the value of the Disputes and the License Agreement may depend on certain events that may occur, or that may not occur, after the Effective Date, that it is aware of and has evaluated and considered the uncertainties associated with such events, and that it has agreed to the amount of the Comprehensive Resolution Payments to eliminate such uncertainties so that, for example, Samsung will be protected from the consequences of Rambus prevailing on infringement and other claims in other proceedings, and Rambus will be protected from the consequences of certain of the Rambus Patents being held to be invalid, unenforceable, and/or not infringed in other proceedings.  It is therefore essential that the Parties’ obligations under the License Agreement, including but not limited to the amount of the License Payments, be certain and not subject to collateral attack.  Accordingly,

(i)      Samsung covenants, whether through litigation or otherwise, not to seek to adjust the amount of the License Payments, or to avoid, defer or modify its obligations under the License Agreement, provided that the foregoing shall not prevent Samsung from seeking enforcement of the terms and conditions of the License Agreement or taking any action expressly contemplated in the License Agreement.

(ii)      Samsung and its Subsidiaries acknowledge and agree that, for all acts or omissions that occur during the time period up to and including the [***] anniversary of the Effective Date (the “Effective Time Period”), Rambus or its Subsidiaries have patent claims that are valid, enforceable and infringed by a substantial portion of the Licensed Product (as defined under the License Agreement).  After the Effective Time Period, Rambus and its Subsidiaries covenant not to rely on such acknowledgement or agreement in any manner against Samsung or its Subsidiaries or their past, present or future distributors or customers in negotiations, and further covenant that no evidence of such acknowledgement or agreement may be introduced in any negotiation by or on behalf of Rambus or its Subsidiaries against Samsung or its Subsidiaries or their past, present or future distributors or customers.  Rambus and its Subsidiaries further covenant, with respect to any acts or omissions occurring after the Effective Time Period, not to rely on such acknowledgement or agreement in any manner against Samsung or its Subsidiaries or their past, present or future distributors or customers before any court, government agencies, other regulatory body or arbitrator, and further covenant that no evidence of such acknowledgement or agreement may be introduced in any motion, hearing, trial or other proceeding by or on behalf of Rambus or its Subsidiaries against Samsung or its Subsidiaries or their past, present or future distributors or customers.

3.2           Stock Purchase Agreement.  Rambus and Samsung Electronics shall enter into the Stock Purchase Agreement in the form attached hereto as Exhibit B (the “Stock Purchase Agreement”).  Concurrent with the execution and delivery of the Stock Purchase Agreement, Rambus and Samsung Electronics shall complete the equity investment in Rambus in accordance with the terms thereof.

3.3           Memorandum of Understanding.  Samsung Electronics and Rambus shall enter into a Memorandum of Understanding in the form attached hereto as Exhibit C (the “MOU”).

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article 4

Releases

Effective as of the Release Date but subject to the delivery of the Initial Payment in accordance with Article 2, the execution and delivery of the License Agreement, the Stock Purchase Agreement and the MOU in accordance with Article 3, and the completion of the equity investment in Rambus in accordance with the Stock Purchase Agreement (for the avoidance of doubt, none of the Parties’ releases, covenants not to sue, or other obligations under this Article 4 shall be effective until Samsung has delivered the full amount of the Initial Payment in accordance with Article 2 and the Parties have complied with their other obligations under this sentence):

4.1           Release by Rambus.  Rambus, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits, and forever discharges Samsung, its Subsidiaries, its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind arising from or that could have been raised based upon the facts and circumstances alleged or asserted in any pleading, motion, brief or other paper filed by Rambus in the Patent Litigation, the Antitrust Litigation, the Delaware Litigation or the Virginia Litigation up until the Effective Date.  To the extent not covered in the preceding sentence, Rambus, on behalf of itself and its Subsidiaries, hereby further irrevocably releases, acquits, and forever discharges Samsung, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind (i) for infringement of the Rambus Patents arising from the manufacture, use, importation, sale and offer for sale of Samsung Products up until the Effective Date to the extent that infringement by such Samsung Products would have been licensed under the License Agreement if such License Agreement had been in existence at the time of such infringing activity or (ii) otherwise relating in any way to any act or omission concerning any anticompetitive, tortious or unfair business practice arising from the manufacture, use, marketing, sale, offer for sale, and/or importation of any Samsung Product up until the Effective Date.

4.2           Release by Samsung.  Samsung, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits and forever discharges Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind arising from or that could have been raised based upon the facts and circumstances alleged or asserted in any pleading, motion, brief or other paper filed by Samsung in the Patent Litigation, the Antitrust Litigation, the Delaware Litigation or the Virginia Litigation up until the Effective Date.  To the extent not covered in the preceding sentence, Samsung, on behalf of itself and its Subsidiaries, hereby further irrevocably releases, acquits, and forever discharges Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys from any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind (i) for infringement of any Samsung Patents arising from the manufacture, use, importation, sale and offer for sale of any Rambus product up until the Effective Date to the extent that infringement by such product would have been licensed under the License Agreement if such License Agreement had been in existence at the time of such infringing activity. or (ii) otherwise relating in any way to any act or omission concerning any anticompetitive, tortious or unfair business practice arising from the manufacture, use, marketing, sale, offer for sale, and/or importation of any Rambus Product up until the Effective Date.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4.3           Additional Release by Samsung.  Samsung, on behalf of itself and its Subsidiaries, hereby irrevocably releases, acquits and forever discharges Rambus from any defenses, claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action of any kind and nature that Samsung or its Subsidiaries might raise or assert in an effort avoid, defer or modify its obligations under the License Agreement, including but not limited to its obligation to make the License Payments, except as expressly permitted under the License Agreement, including for instance and by way of example, claims or defenses based on the allegation, or on the finding, determination or judgment in any reexamination, action or other proceeding that one or more of the patent claims licensed under the License Agreement is invalid, unenforceable or not infringed, that the License Agreement is not enforceable or should be rescinded or revised, or that Rambus has committed any type of patent misuse.

4.4           Releases Shall Remain Effective.  Each of Rambus and Samsung acknowledges that, after entering into this Agreement, they may discover facts different from, or in addition to, those they now believe to be true with respect to the conduct of the other Party.  Each of Rambus and Samsung intends that the releases and discharges set forth in this Article 4 shall be, and shall remain, in effect in all respects as written, notwithstanding the discovery of any different or additional facts.

4.5           Waiver of California Civil Code § 1542.  In connection with the releases and discharges described in this Article 4, each of Rambus and Samsung acknowledges that it is aware of the provisions of section 1542 of the Civil Code of the State of California, and hereby expressly waives and relinquishes all rights and benefits that it has or may have had under that section (or any equivalent law or rule of any other jurisdiction), which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4.6           Covenants Not to Sue.

(a)           Rambus, on behalf of itself and its Subsidiaries, hereby covenants not to assert any claims of infringement of the Rambus Patents against Samsung, its Subsidiaries, and its and their respective former or current directors, officers, employees, attorneys, distributors and customers solely arising from the use, importation, sale and offer for sale of Samsung Products up until the Effective Date to the extent that Samsung, its Subsidiaries, and such former or current directors, officers, employees, attorneys, distributors or customers would not have been liable for such use, importation, sale and offer for sale of Samsung Products had the License Agreement been in existence at the time of such infringing activity.

(b)           Samsung, on behalf of itself and its Subsidiaries, hereby covenants not to assert any claims of infringement of the Samsung Patents against Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, attorneys, distributors and customers solely arising from the use, importation, sale or offer for sale of any Rambus product up until the Effective Date to the extent that Rambus, its Subsidiaries, and such former or current directors, officers, employees, attorneys, distributors or customers would not have been liable for such use, importation, sale and offer for sale of Rambus products had the License Agreement been in existence at the time of such infringing activity.

(c)           Rambus, on behalf of itself and its Subsidiaries, hereby covenants not to assert against Samsung, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys any action or other proceeding based upon any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action released by Rambus pursuant to clause (ii) of the last sentence of Section 4.1.

(d)           Samsung, on behalf of itself and its Subsidiaries, hereby covenants not to assert against Rambus, its Subsidiaries, and its and their respective former or current directors, officers, employees, and attorneys any action or other proceeding based upon any claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action released by Samsung pursuant to clause (ii) of the last sentence of Section 4.2.

4.7           Certain Exclusions.  For the avoidance of doubt:

(a)           The releases and covenants not to sue contained in this Article 4 (other than the releases set forth in Section 4.3) shall apply solely to activities occurring prior to the Effective Date.  In no event shall the releases and covenants not to sue contained in this Article 4 apply to (i) any Third Party that may acquire or combine with any Party or its Subsidiaries or (ii) any Third Party, portion of a Third Party, and/or any portion of the assets of business of a Third Party that may be acquired by or combined with any Party or its Subsidiaries, in each case after the Effective Date.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

(b)           The releases and covenants not to sue contained in this Article 4 are not intended to and do not extend to any defendant in either the Patent Litigation or the Antitrust Litigation (or any of their Subsidiaries), unless that defendant is explicitly named as a Party to this Agreement, or to any Excluded Entity or its Subsidiaries.

4.8           Dismissals and Other Provisions Terminating the Disputes.

(a)           On the Effective Date, Samsung and Rambus, through their respective counsel, shall execute or cause to be executed stipulations for dismissal dismissing with prejudice all of the claims, counterclaims, cross-claims and cross-complaints asserted against one another (but only as to one another and not to the extent asserted against others) in the Patent Litigation and the Antitrust Litigation in the forms attached hereto as Exhibits D-1 through D-6.  On the Release Date, Samsung and Rambus, through their respective counsel, shall cause such stipulations for dismissal to be entered, subject to receipt by Rambus of the full amount of the Initial Payment pursuant to Section 2.1.

(b)           Samsung shall, within five (5) business days of the Release Date, file a request to withdraw its Amicus Curiae Brief in Hynix Semiconductor, Inc., et al. v. Rambus, Inc., United States Court of Appeals for the Federal Circuit Case No. 2009-1299, -1347.

(c)           Both Parties shall, within ten (10) business days following the Release Date, withdraw any pending complaints, actions, or other proceedings they may have pending against the other Party or its Subsidiaries before any regulatory body anywhere in the world related to the claims, counterclaims, demands, damages, debts, liabilities, accounts, actions and causes of action released by this Agreement or that relate in any way to the Rambus Patents or the Samsung Patents.  For the avoidance of doubt, this provision does not require Rambus to withdraw any complaint or other proceeding as against parties other than other than Samsung or its Subsidiaries, including but not limited to the Patent Litigation and the Antitrust Litigation.

(d)           Within ten (10) business days following the Release Date, Samsung shall, to the full extent permitted by applicable law, withdraw, cease to prosecute or pursue and notify the Patent and Trademark Office that it no longer intends to participate in, the Patent Actions.

(e)           In the event that Rambus sues Samsung, its Subsidiaries, or its or their respective former or current directors, officers, employees and attorneys for infringement of one or more of the patents asserted by Rambus in the Patent Litigation as a result of the manufacture (or having manufactured), use, importation, sale or offer for sale of Samsung Products, to the extent that such Samsung Products are not Licensed Product under the License Agreement, Rambus agrees that it will not contend that the stipulations for dismissal with prejudice filed in the Patent Litigation pursuant to subparagraph (a) above bar Samsung, its Subsidiaries, or its or their respective former or current directors, officers, employees and attorneys from raising in its or their defense in such action involving Samsung Products that are not Licensed Product under the License Agreement that (i) all or any of such patents are invalid, or that (ii) all or any of such patents are unenforceable by reason of failure to disclose art or other information to the United States Patent and Trademark Office, to the extent such defense was raised in the Patent Litigation.

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4.9           Costs and Attorneys’ Fees.  For all cases, including but not limited to the Patent Litigation and the Antitrust Litigation, the Parties agree that each will pay its own costs and attorneys’ fees.

4.10          No Admission.  Nothing contained in any of the Comprehensive Resolution Agreements, or done or omitted in connection with any of the Comprehensive Resolution Agreements, is intended as, or shall be construed as, an admission by any Party of any fault, liability or wrongdoing.

4.11          No Further Actions.  As part of the settlement of claims and releases contemplated by this Agreement, during the term of the License Agreement, and in each case unless and to the extent required by subpoena or judicial or regulatory agency order or rule:

(a)           Samsung covenants not to bring, or aid, assist or participate in, any action challenging or contesting the assertion, enforcement, validity or enforceability of, or any use or infringement by any Third Party of, the Rambus Patents, including but not limited to filing, requesting, participating or assisting in any of the Patent Actions; and

(b)           Each Party covenants not to support, cooperate with or otherwise assist any entity in any dispute against the other Party or its Subsidiaries, or any regulatory body in any proceeding involving the other Party or its Subsidiaries, in any matter related to the claims, counterclaims, defenses, demands, damages, debts, liabilities, accounts, actions and causes of action released by this Agreement, including but not limited to filing, requesting, participating or assisting in any United States, European, or other patent office reexamination proceedings, actions, challenges, oppositions or interferences with respect to Patents of the other Party or its Subsidiaries, and filing amicus curiae briefs in the Patent Litigation, the Antitrust Litigation, or any other Dispute.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Article 5

Warranties

Each Party represents, warrants and covenants, on behalf of itself and its Subsidiaries, to the other Party during the term of this Agreement:

5.1           Due Organization.  Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with the requisite corporate authority to own and use its properties and assets and to carry on its business as currently conducted.

5.2           Due Authorization; Enforceability.  Such Party has the requisite corporate or other authority to enter into, and to grant the releases and discharges, make the covenants, and consummate the transactions contemplated by, this Agreement, on behalf of itself and its Subsidiaries, and otherwise to carry out its and its Subsidiaries’ obligations hereunder.  The execution, delivery and performance of this Agreement by such Party and its Subsidiaries has been duly authorized by all necessary action of such Party and its Subsidiaries, and no other act or proceeding on the part of or on behalf of such Party and its Subsidiaries is necessary to approve the execution and delivery of this Agreement, the performance by such Party and its Subsidiaries of their obligations hereunder and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles or by limitations on indemnification pursuant to public policy.

5.3           No Conflicts; No Consents.  The execution, delivery and performance of this Agreement by such Party and its Subsidiaries, including but not limited to the granting of the releases and discharges contemplated hereby, will not infringe any law, regulation, judgment or order applicable to such Party and its Subsidiaries and is not and will not be contrary to the provisions of the constitutional documents of such Party and its Subsidiaries and will not (with or without notice, lapse of time or both) result in any breach of the terms of, or constitute a default under, any instrument or agreement to which such Party and its Subsidiaries is a party or by which it or its property is bound.  All consents and approvals of any court, government agencies or other regulatory body required by such Party and its Subsidiaries for the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.

5.4           No Assignment of Claims.  Each Party represents and warrants that it has not assigned, transferred or granted to any Third Party any rights or interests with respect to any claim or cause of action, or any right(s) underlying any claim or cause of action, it had, has, or may have against the other or its Subsidiaries as of, or prior to, the Effective Date of this Agreement.

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Article 6

Notices and other Communications

6.1           Any notice or other communication required or permitted to be made or given to either Party pursuant to this Agreement shall be sufficiently made or given within three (3) business days of the date of mailing if sent to such Party by overnight express air courier and by registered First Class mail, postage prepaid, addressed to such Party at the address set forth below, or to such other address as a Party shall designate by written notice given to the other Party:

In the case of Samsung:

Samsung Electronics Co., Ltd.
Jay Shim
Vice President and General Patent Counsel
San #16 Banwol-Dong
Hwaseong-City, Gyeonggi-Do, Korea 445-701

In the case of Rambus:

Rambus Inc.
Thomas R. Lavelle
Senior Vice President and General Counsel
4440 El Camino Real
Los Altos, CA 94022

(with a copy, which shall not constitute notice, to the following:)

Satish Rishi
Chief Financial Officer
Rambus Inc.
4440 El Camino Real
Los Altos, CA 94022

Article 7

Successors and Assigns

7.1           Subject to the limitation in Section 4.7, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation, limited liability partnership, limited liability company, or other entity into or with which any Party hereto may merge, combine or consolidate.  For the avoidance of doubt, this provision does not govern the rights or obligations of successors or assigns of the Parties under either the License Agreement, the Stock Purchase Agreement or the MOU.  The releases, dismissals and covenants granted by each Party and its Subsidiaries under this Agreement (but not any benefits received by such Party or its Subsidiaries under this Agreement) shall run with (i) in the case of Samsung, the Samsung Patents or (ii) in the case of Rambus, the Rambus Patents, and remain in full force and effect regardless of any subsequent assignment, sale or other transfer of any such Samsung Patents or Rambus Patents or any rights or interests therein.  Any such assignment, sale, or transfer of rights in contravention of the foregoing shall be null and void ab initio and of no force or effect.

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Article 8

Dispute Resolution

8.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice-of-law or conflict-of-law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

8.2           English Language.  This Agreement is executed in the English language and no translation shall have any legal effect.

8.3           Jurisdiction and Venue.  Any legal action, suit or proceeding arising under, or relating to, this Agreement, shall be brought in the United States District Court for the Northern District of California or, if such court shall decline to accept jurisdiction over a particular matter, in the San Francisco Superior Court, and each Party agrees that any such action, suit or proceeding may be brought only in such courts.  Each Party further waives any objection to the laying of jurisdiction and venue for any such suit, action or proceeding in such courts.

Article 9

Miscellaneous

9.1           Entire Agreement.  This Agreement, together with the License Agreement, the Stock Purchase Agreement, and the MOU, constitute the entire agreement between the Parties regarding the subject matter hereof, and supersede any and all prior negotiations, representations, warranties, undertakings or agreements, written or oral, between the Parties regarding such subject matter.

9.2           Relationship of the Parties.  Nothing contained in this Agreement or any other Comprehensive Resolution Agreement shall be construed as creating any association, partnership, joint venture or the relation of principal and agent between Rambus and Samsung.  Each Party is acting as an independent contractor, and no Party shall have the authority to bind any other Party or its representatives in any way.

9.3           Headings and Recitals.  The headings of the several articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The recitals to this Agreement are intended to be a part of and affect the meaning and interpretation of this Agreement.

9.4           Amendment.  This Agreement may not be modified or amended except in a writing executed by authorized representatives of each of the Parties.

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9.5           No Assignment.  This Agreement is personal to the Parties, and the Agreement and/or any right or obligation hereunder is not assignable, whether in conjunction with a change in ownership, merger, acquisition, the sale or transfer of all, or substantially all or any part of either Party’s or any of their respective Subsidiaries’ business or assets or otherwise, voluntarily, by operation of law, reverse triangular merger or otherwise, without the prior written consent of the other Party, which consent may be withheld at the sole discretion of such other Party.  Each Party understands that, as a condition to such consent, the other Party may require it to convey, assign or otherwise transfer its rights and obligations under the other Comprehensive Resolution Agreements to the entity assuming such Party’s rights and obligations under this Agreement.  Any such purported or attempted assignment or transfer in violation of the foregoing shall be deemed a breach of this Agreement and shall be null and void.  A Change of Control of either Party shall be deemed an assignment.  For purposes of the foregoing, a Change of Control” means a transaction or a series of related transactions in which (a) one or more Third Parties who did not previously Control a Party obtain Control of such Party, or (b) the subject Party merges with or transfers substantially all of its assets to a Third Party where the shareholders of the assigning Party, immediately before the transaction or series of related transactions, own less than a fifty percent (50%) interest in the acquiring or surviving entity immediately after the transaction or series of related transactions.  Notwithstanding the foregoing, either Party shall be entitled to, and each Party hereby agrees to, assign this Agreement to a successor to all or substantially all of a Party’s assets in a transaction entered into solely to change a Party’s place of incorporation.

9.6           Interpretation.  Each Party confirms that it and its respective counsel have reviewed, negotiated and adopted this Agreement as the agreement and understanding of the Parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent.  Neither Party shall be considered to be the drafter of this Agreement or any of its provisions for the purpose of any statute, case law, or rule of interpretation or construction that would, or might cause, any provision to be construed against such Party.

9.7           Authority.  Each Party represents that it is fully authorized to enter into the terms and conditions of, and to execute, this Agreement.

9.8           No Third Party Beneficiaries.  Unless otherwise expressly stated herein, nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties hereto or their respective permitted assignees, successors in interest, and Subsidiaries any rights or remedies under or by reason of this Agreement.  The former and current directors, officers, employees, and attorneys of the Parties and their Subsidiaries are intended beneficiaries of Sections 4.1, 4.2, 4.4, 4.5, 4.6 and 4.7.

9.9           Severability.  If any provision of any Comprehensive Resolution Agreement is held to be invalid or unenforceable, the meaning of such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to effectuate the intent and purpose of the Parties with respect to such invalid or unenforceable provision, and if no feasible interpretation shall save such provision, (a) a suitable and equitable provision shall be substituted therefor in order to effectuate, so far as may be valid and enforceable, the intent and purpose of the Parties with respect to such invalid or unenforceable provision, and (b) the remainder of such Comprehensive Resolution Agreement shall remain in full force and effect.

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9.10          No Waiver.  The failure of either Party to enforce, at any time, any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions, and shall not be deemed in any way to affect the validity of this Agreement or any part thereof, or the right of either Party to later enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

9.11          Counterparts; Facsimile Transmission.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.  Each Party may rely on facsimile or .pdf signature pages as if such facsimile or .pdf pages were originals.

9.12          Further Actions.  Each of the Parties hereto agrees to take and cause its Subsidiaries to take any and all actions reasonably necessary in order to effectuate the intent, and to carry out the provisions, of this Agreement.

9.13          Public Disclosures and Confidentiality.  The Parties shall issue a press release with respect to the Comprehensive Resolution Agreement in a mutually acceptable form.  Each Party agrees that, after the issuance of such press release, each Party shall be entitled to disclose the general nature of this Agreement, but that the terms and conditions of this Agreement, to the extent not already disclosed pursuant to such press release, shall be treated as confidential information and that neither Party will disclose such terms or conditions to any Third Party without the prior written consent of the other Party, provided, however, that each Party may disclose the terms and conditions of this Agreement:

(a)          as required by any court or other governmental body;

(b)          as otherwise required by law;

(c)          as otherwise may be required by applicable securities and other law and regulation, including to legal and financial advisors in their capacity of advising a party in such matters, so long as the disclosing Party shall seek confidential treatment of such terms and conditions to the extent reasonably possible;

(d)          to legal counsel, accountants, and other professional advisors of the Parties;

(e)          in confidence, to banks, investors and other financing sources and their advisors;

(f)           in connection with the enforcement of this Agreement or rights under this Agreement;

    (g)         during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as (A) the restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel and (B) the disclosing party informs the other party in writing at least ten (10) business days in advance of the disclosure and discusses the nature and contents of the disclosure, in good faith, with the other party (for purposes of this provision, the Protective Order entered in the Antitrust Litigation is acceptable, as long as the disclosure is designated as both “Highly Confidential-BP and Highly Confidential-IP”); or

    (h)          in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

In addition, upon execution of this Agreement, or thereafter, Rambus, in its discretion, shall be entitled to file a copy of this Agreement with the U.S. Securities and Exchange Commission, so long as Rambus seeks confidential treatment of such agreement to the extent reasonably possible.

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[***] Confidential treatment has been requested for the bracketed portions.  The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

    IN WITNESS WHEREOF, this Agreement has been duly and executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

RAMBUS INC.

By:  /s/ Harold Hughes

Name: Harold Hughes

SAMSUNG ELECTRONICS CO., LTD.

By:  /s/ Oh-Hyun Kwon

Name: Oh-Hyun Kwon

SAMSUNG ELECTRONICS AMERICA, INC.

By:  /s/ Oh-Hyun Kwon for CS Choi

Name: Changsoo Choi

SAMSUNG SEMICONDUCTOR, INC.

By:  /s/ Oh-Hyun Kwon for WH Hong

Name: Wanhoon Hong

SAMSUNG AUSTIN SEMICONDUCTOR, L.P.

By:  /s/ Oh-Hyun Kwon for WS Han

Name: Woosung Han

The registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit.